Exhibit 99.1

TPI Adjourned Its 2014 Annual Shareholder Meeting and Received Notice of Non-Compliance with NYSE
MKT Continued Listing Requirements

Tianyin Pharmaceutical Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine (mTCM), branded generics and active pharmaceutical ingredients (API), announced that the Company's Annual Meeting of Shareholders for fiscal year ended June 30, 2014 which was scheduled to be held at the Company’s office located in Chengdu, China and via conference call, at 9:00 AM (local time in Chengdu, China) on May 25, 2015 (the "Meeting") has been adjourned due to the lack of a quorum at the Meeting.

Please note the following updated information pertinent to our upcoming meeting:

Issuer Name:	Tianyin Pharmaceutical Co., Inc.
Type of Meeting:	Annual Shareholder Meeting
Record Date:	March 30, 2015
Meeting Date and Time (As Adjourned):	9:00 AM (local time in Chengdu, China) on Tuesday, June 23, 2015; a.k.a 9:00 PM (Eastern Standard Time) on Monday, June 22, 2015
Meeting Venue:	23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3, Renmin Road South, Chengdu City, Sichuan Province, China 610041

Any shareholders as of the Record Date who have not yet submitted their proxies may still do so prior to the adjourned meeting date. For any questions, please contact Rico Portaro at rico@empirestock.com, call (702) 818-5898, or fax (702) 974-1444.

Please note that the notice of the Meeting, Proxy Statement and the Company’s Annual Report on Form 10-K are available at www. empirestock.com/proxy/tpi.html

-----------

The Company received notice on May 21, 2015 from the NYSE MKT LLC (the “Exchange”) indicating that the Company is below certain of the Exchange’s continued listing standards, as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide, due to the delay in filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Form 10-Q”). Under NYSE MKT rules, until the Company files the Form 10-Q, its common stock will remain listed on the NYSE MKT under the symbol “TPI,” but will be assigned an “.LF” indicator to signify late filing status. Five business days following the receipt of the noncompliance letter, the Company will be added to the list of NYSE MKT noncompliant issuers on the website and the indicator will be disseminated with the Company’s ticker symbol. The indicator will be removed when the Company has regained compliance with all applicable continued listing standards.

In order to maintain its listing, the Company must submit a plan of compliance by June 4, 2015 addressing how it intends to regain compliance with Sections 134 and 1101 of the NYSE MKT Company Guide by August 21, 2015. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by August 21, 2015, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate. The Company intends to submit a compliance plan on or before the deadline set by the Exchange.

Currently the Company is working diligently with the auditor to compile and disseminate the information required to be included in the Form 10-Q, as well as the required review of the Company’s financial information. The Company expects to file the Form 10-Q as soon as possible and before the deadline set by the Exchange.

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, mTCM, branded generics and API. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 10 are included in the essential drug list (EDL) of China. TPI’s pipeline targets various high incidence healthcare indications. For more information about TPI, please visit: http://www.tianyinpharma.com

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:

Investors Contact: ir@tpi.asia

Web: http://www.tianyinpharma.com

Tel: +86-28-8551-6696 (Chengdu, China)

Address:

23rd Floor Unionsun Yangkuo Plaza

No. 2, Block 3, South Renmin Road

Chengdu, 610041

China